Exhibit 107.1
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Nordic American Tankers Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rule 457(o)
	Equity	Preferred Share Purchase Rights	Rule 457(o)
	Equity	Preferred Shares	Rule 457(o)
	Other	Debt Securities	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Purchase Contracts	Rule 457(o)
	Other	Rights	Rule 457(o)
	Other	Units	Rule 457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	200,000,000(1)	0.00015310	$30,620.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities

Total Offering Amounts	$200,000,000	$30,620.00
Total Fees Previously Paid		N/A
Total Fee Offsets		$14,997.50(2)
Net Fee Due		$15,622.50(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Nordic American Tankers Ltd. pursuant to this registration statement exceed $200,000,000.

(2)
Nordic American Tankers Ltd. previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on December 14, 2021 (File No. 333-261630), which was declared effective on February 14, 2022 (the “Prior Registration Statement”), that registered an aggregate of $500,000,000 of an indeterminate number of securities to be offered by Nordic American Ltd. from time to time. In accordance with Rule 457(p) under the Securities Act, and in connection with the registration of the $500,000,000 on the Prior Registration Statement, for which Nordic American Tankers Ltd. previously paid a filing fee of $18,958.00 in connection therewith, $457,276,116 of the securities remain unsold, leaving $14,997.50 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement) which will be applied to the $30,620.00 total registration fee, leaving a balance of $15,662.50 that will be paid by registrant in connection with this registration statement. The Registrant hereby confirms that the Prior Registration Statement has expired, that the Registrant made no offerings of any of the securities registered under the Prior Registration Statement, and that all offerings thereunder have terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Nordic American Tankers Ltd.	F-3		12/14/2021	–	$14,997.50	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$457,276,116
Fees Offset Sources	Nordic American Tankers Ltd.	F-3		–	12/14/2021	–	–	–	–		$$14,997.50

(1) See Note (2) under Table 1 above.